EXHIBIT 31.4

CERTIFICATION

I, Peter J. Prygelski III, certify that:

1.        I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Federated National Holding Company; and

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[Omitted]

4.	[Omitted]

5.	[Omitted]

Date: April 29, 2016

/s/ Peter J. Prygelski III
Peter J. Prygelski III
Chief Financial Officer (Principal Financial and Accounting Officer)